UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 1, 2012

ORIENT-EXPRESS HOTELS LTD.

(Exact name of registrant as specified in its charter)

Bermuda

(State or other jurisdiction of
incorporation)

001-16017	98-0223493
(Commission File Number)	(I.R.S. Employer Identification No.)

22 VICTORIA STREET

HAMILTON HM 12, BERMUDA

(Address of principal executive offices) Zip Code

441-295-2244

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended simultaneously to satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act.

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.    Entry into a Material Definitive Agreement

On October 28, 2010, Orient-Express Hotels Ltd. (the “Company”) and certain of its subsidiaries entered into a secured Euro 150,000,000 loan facility for general corporate purposes (the “New Italian Facility”), pursuant to a Secured Facility Agreement among Barclays Bank PLC (Milan Branch), Crédit Agricole Corporate and Investment Bank (Milan Branch), Banca Nazionale del Lavoro S.p.A., Aareal Bank AG (Rome Branch) and Banca IMI S.p.A. as lenders (the “Lenders”), Orient-Express Hotels Italia S.r.l., Hotel Cipriani S.r.l., Hotel Splendido S.r.l. and Villa San Michele S.r.l. as borrowers (the “Original Borrowers”), and the Company, Orient-Express Luxembourg Holdings Sàrl, Orient-Express Hotels Italia S.r.l., Villa San Michele S.r.l., Hotel Caruso S.r.l., Hotel Cipriani S.r.l., and Hotel Splendido S.r.l. as guarantors (the “Original Guarantors”).  A prior Italian secured term loan facility in the amount of Euro 190,000,000 dated July 20, 2006 was paid off entirely.

Under the New Italian Facility, which has a five-year term, borrowings may be drawn in euros.  The interest rate is EURIBOR plus 2.5% per annum.  The facility agreement includes customary representations, warranties, and covenants, including (i) a minimum net worth covenant, (ii) minimum interest coverage ratios, (iii) maximum debt/EBITDA ratios, and (iv) maximum loan to value ratios.

The New Italian Facility was originally secured principally by mortgages on (i) Hotel Caruso, Ravello, Italy, (ii) Villa San Michele, Fiesole, Italy, (iii) Hotel Cipriani, Venice, Italy, and (v) Hotel Splendido and Hotel Splendido Mare, both Portofino, Italy, and related customary collateral.  Further, the Company committed to cause the transfer of its indirect interest in Palazzo Vendramin, Venice, Italy (which is currently owned by a subsidiary of the Company that is not a borrower) to Hotel Cipriani S.r.l. within 18 months of the facility agreement, at which point that interest would be added to the collateral. The lenders also require the hedging of the loans under the New Italian Facility through interest rate derivatives.

The Company reported the New Italian Facility on a Form 8-K Current Report dated October 28, 2010 on the cover and filed on November 3, 2010.

On August 1, 2012, the Lenders, the Original Borrowers, the Original Guarantors, Orient-Express Investimenti S.p.A. as an additional borrower, and Orient-Express Investimenti S.p.A. and Orient-Express Esercizi S.r.l. as additional guarantors, amended and restated the facility agreement evidencing the New Italian Facility (the “Amended and Restated Italian Facility”).  The principal changes in the Amended and Restated Italian Facility are as follows:

(i)                                     increasing the amount of the loan facility from Euro 150,000,000 to Euro 185,000,000;

(ii)                                  adding Orient-Express Investimenti S.p.A and Orient-Express Esercizi S.r.l. as parties to the facility agreement;

(iii)                               increasing the interest rate spread over EURIBOR from 2.5% per annum to 5.0% per annum on the additional Euro 35,000,000 of the loan facility;

(iv)                              adding security by way of mortgages on Grand Hotel Timeo and Villa Sant’Andrea, both in Taormina, Italy, and related customary collateral; and

(v)                                 extending the period within which the Villa Vendramin interest is to be added to the collateral security to October 31, 2012.

With proceeds from the Amended and Restated Italian Facility to be drawn initially in September 2012, a prior loan facility in the amount of Euro 36,845,000 dated June 26, 2008 (as amended and restated on January 22, 2010) and secured by the Grand Hotel Timeo and Villa Sant’Andrea will be paid off entirely.

The facility agreement evidencing the Amended and Restated Italian Facility is attached as an exhibit to this Current Report and incorporated herein by reference.

ITEM 9.01.                                 Financial Statements and Exhibits

(d)                                                                                 Exhibits

1.1                                                                               Amended and Restated Secured Facility Agreement dated August 1, 2012 for Orient-Express Hotels Ltd. and certain subsidiaries arranged by Barclays Bank PLC and other banks.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ORIENT-EXPRESS HOTELS LTD.

By:	/s/ Edwin S. Hetherington
	Name:	Edwin S. Hetherington
	Title:	Vice President, General Counsel and Secretary

Date:  August 6, 2012

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Amended and Restated Secured Facility Agreement dated August 1, 2012 for Orient-Express Hotels Ltd. and certain subsidiaries arranged by Barclays Bank PLC and other banks.